Exhibit 3.1
Delaware
The First State

       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "AMERICAN SURGICAL HOLDINGS,

INC."IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE

EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY—SEVENTH DAY OF FEBRUARY, A.D. 2007.AND I DO HEREBY

FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "AMERICAN SURGICAL HOLDINGS, INC." WAS INCORPORATED ON THE TWENTY—

SECOND DAY OF JULY, A.D. 2003.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

3684076 8300 070244578	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5466381 DATE: 02-27-07

CERTIFICATE OF INCORPORATION

FIRST:           The name of the corporation shall be: RENFREW, INC.

SECOND:  Its registered office in the State of Delaware is to be located at 2771 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD:          The purpose or purposes of the corporation shall be:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  The total number of shares of stock which this corporation is authorized to issue is: One Hundred Million (100,000,000) shares of common stock with a par value of $.001 and Ten Million (10,000,000) shares of preferred stock with a par value of $.001.

FIFTH:           The name and address of the incorporator is as

        follows:
        Jill E. Barclay
        Corporation service Company 2711 Centerville Road
        Suite 400
        Wilmington, Delaware 19808

SIXTH:          The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (I) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                       IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of orporation, this 22nd day of July, A.D. 2003.

/s/ Jill E. Barclay
Jill E. Barclay
Incorporator

Delaware
The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY TEE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ASAH CORP. " , CHANGING ITS NAME FROM "ASAH CORP. " TO "AMERICAN

SURGICAL HOLDINGS, INC " , FILED IN THIS OFFICE ON THE NINTH DAY OF JANUARY, A. D. 2007, AT 12.08 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3684076 8300 070024043	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5340142 DATE: 01-09-07

State of Delaware Secretary of State Division of Corporations Delivered 12:28 PM 01/09/2007 FILED 12:08 PM 01/09/2007 SRV 070024043 - 3684076 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ASAH CORP.

Under Section 242 of the Delaware General Business Law

ASAH Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify that:

1. The name of the Corporation prior to the filing of this Certificate of Amendment is ASAH Corp.

2. The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to American Surgical Holdings, Inc. by amending Article FIRST thereof to read as follows:

FIRST: The name of this Delaware corporation is: American Surgical Holdings, Inc.

3.  The Certificate of Incorporation of the Corporation is further amended to add certain provisions governing the operations and affairs of the Corporation by adding new Articles EIGHTH through TWELFTH to read as follows:

EIGHTH:  The business and affairs of the Corporation shall be under the direction of a board of directors (the "Board of Directors"), and election of directors need not be by written ballot unless and to the extent the B y-laws of the Corporation so provide.

NINTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal from time to time the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

TENTH:   No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ELEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences, and privileges conferred upon stockholders, directors, and officers by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article.

TWELFTH: In the event that any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate of Incorporation shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders notwithstanding any such finding.

4.   This Certificate of Amendment and the amendments of the Certificate of Incorporation contained herein were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman and President this 9th day of January 2007.

ASAH Corp.

By: Is/ Zak W. Elgamal
Zak W. Elgamal, Chairman and President

Delaware
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY TEE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RENFREW , INC " CHANGING ITS NAME FROM "RENFREW , INC. " TO "ASAH

CORP . " , FILED IN THIS OFFICE ON THE SECOND DAY OF AUGUST, A. D. 2005,  AT 4 O'CLOCK P. M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO TAE NEW CASTLE COUNTY RECORDER OF DEEDS.

3684076 8100 050636238	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 4065015 DATE: 08-03-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:33 PM 08/02/2005
FILED 09:00 PM 08/02/2005
SRV 050636238 - 3689076 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
RENFREW, INC.

A corporation organized and. existing under and by vistue of the Ger:tend Corporation. Law of the State of Delaware,

FIRST: That at a meeting of the Board of directors of Renfrew, Inc., resolutions were adopted setting forth a proposed amendment of the Cutificate of Incorporation of Said corporation, declaring said ameadment be advisable and calling a meeting of the stockholders of said corporation far consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of incorporation of this corporation be amended by changing the Article number First so that, as amended, said Article shall be and read. as follows:

The name of the Corporation shall be: ASAH CORP.

RESOLVED, that the Certificate of incorporation of this corporation be amended by changing the Article number Fourth so that as amended, said Article shall be and read as follows:

The maximum number of shares of stock that this corporation shall be authorized to have outstanding at any time shall be one hundred million (100,000,000) share of common Stock at a par value of $.001 per abate upon -which there ammo preemptive rights. The common Stock shall be paid for at such time as the Board of Directors may designate, in cash, real properly, personal property, services, patents, leases, or any other valuable thing or right for the uses and purposes of the corporation, and shares of capital, whieiz issued in exchange thereof shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and shall be non assessable forever, the judgment of the Board of Directors as to the value of the property, right or thing acquired in exchange for capital shall be conclusive.

In addition, the Corporation shall have the authority to issue ten million (11:000,000) shares of blank check Preferted Stock at a par value off $.001 per share The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the desgnation of any such series. 'The Board of Directors is also authorized to determine or alter the rights, preferences, privilege's and restrictions granted to or imposed upon coy wholly unissued series of Preferred Stock and within he limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixes the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such, series subsequent to the issue of shares of that series.

SECOND:   That thereafter, pursuant  to resolutions of its Board of Directors, special meeting of the stockholders of said corporations was duly callsed and held upon notice on accordance with Section 222 of The General Corporation Law of the State of Delaware at which meeting the necessary umber of shares as requited by statute wecre voted in favor of the amendment.

THIRD: That said amendment was duly adopted In accordance with the provioions of Sections 242 of the General Corporation Law ofthe State of Delaware.

FOURTH: that the capital of said corporation stall not be reduced under or by ressnn of said amendment:

IN WITNESS WREREOF, said Renfrew, Inc, has caused this certificate to be signed by Zak Elgattol, au authorized officer this 8th day of July 2005.

Name: /s/Zak Elgamal
Title: President
Name: Zak Elgamal
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